Exhibit 99

SECTION 906 CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, W. Douglas Parker, the President and Chief Executive Officer of America West Holdings Corporation (the “Company”), and Derek J. Kerr, the Senior Vice President and Chief Financial Officer of the Company, hereby certify that, to the best of their knowledge:

1.     The Annual Report of the America West Holdings Corporation Future Care 401(k) Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002, and to which this Certification is attached as Exhibit 99 (the “Annual Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.     The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

     In Witness Whereof, the undersigned have set their hands hereto as of the 30th day of June, 2003.

/s/ W. Douglas Parker

W. Douglas Parker President and Chief Executive Officer America West Holdings Corporation

/s/ Derek J. Kerr

Derek J. Kerr Senior Vice President and Chief Financial Officer America West Holdings Corporation

A signed original of this written statement required by Section 906 has been provided to the America West Holdings Corporation Future Care 401(k) Plan and will be retained by the America West Holdings Corporation Future Care 401(k) Plan and furnished to the Securities and Exchange Commission or its staff upon request.

This certification “accompanies” the Form 11-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Issuer under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 11-K, irrespective of any general incorporation language contained in such filing).